Exhibit 10.2

Execution Version

BOARD NOMINEE AGREEMENT

This BOARD NOMINEE AGREEMENT (this “Agreement”), dated as of April 21, 2025, is entered into by and between Xcel Brands, Inc., a Delaware corporation (the “Company”), and UTG Capital, Inc., a Delaware corporation (“UTG”) (the Company and UTG, each a “Party” and together, the “Parties”). Capitalized terms used herein shall have the meanings set forth in Section 2 of this Agreement.

RECITALS

WHEREAS, on the date hereof, the Company entered into the Second Amendment to the Loan Agreement;

WHEREAS, on the date hereof, UTG entered into the Participation Agreement (as defined in the Loan Agreement); and

WHEREAS, in connection with UTG entering into the Participation Agreement and the other transactions contemplated by the Loan Agreement, the Company has agreed to grant UTG certain nomination rights on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.Board Representatives.

a)During the Nomination Period, UTG shall have the right to nominate one (1) individual to serve as a director (any such individual, a “Board Nominee”) on the Board of Directors of the Company (the “Board”); provided, however, that any such director nominee shall be reasonably satisfactory to the Board (and/or applicable committee of the Board or the with authority over nominations of individuals to serve as directors of the Company) and that any such director nominee shall have completed a director and officer questionnaire reasonably requested by the Company. Subject to review of such questionnaire, Chengjin (Alex) Wang shall be the initial Board Nominee for purposes of this Agreement.

b)If any Board Nominee is deemed not reasonably satisfactory in accordance with the foregoing paragraphs, UTG will be given a reasonable opportunity to select another individual to serve as Board Nominee. If any Board Nominee is not elected by the stockholders at any annual meeting held during the period in which UTG is entitled to a Board Nominee pursuant to the foregoing Section 1(a) or UTG’s nomination of a Board Nominee is made prior to the first annual meeting held after the date of this Agreement and such request is not made in connection with such annual meeting, then as soon as practicable after the annual meeting, the Board Nominee shall be appointed as a director by the Board promptly following such annual meeting or such request, as the case may be. For the avoidance of doubt, each reference in this Section 1(b) to “annual meeting” shall also be deemed a reference to a special meeting held in lieu of an annual meeting during the period in which UTG is entitled to a Board Nominee pursuant to this Agreement.

c)For so long as UTG has the right to nominate a nominee for election pursuant to this Section 1, the Company shall nominate such Board Nominee for election as a director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company  relating to the election of directors, and shall provide the same level of support for the election of such nominee, as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors.

d)The Board Nominee will be governed by, and entitled to, the same obligations and protections as all other directors of the Company, including, without limitation, indemnification and exculpation, obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other customary governance matters and protections regarding customary liability insurance for directors and officers. The Company shall ensure that each Board Nominee is covered by liability insurance for directors with coverage that is as favorable, in the aggregate, to such directors as the coverage provided for by insurance policies acquired by the Company for the benefit of directors of the Company as in effect as of the date of this Agreement.

e)Upon the expiration of the Nomination Period, the Board Nominee shall promptly offer to resign from the Board and, if requested by the Company, promptly deliver his or her written resignation to the Board (which shall provide for his or her immediate resignation), it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation. UTG agrees to cause the Board Nominee to resign from the Board if the Board Nominees fail to resign if and when contemplated by this Section 1(e).

2.Defined Terms. For purposes of this Agreement:

a)“Loan and Security Agreement” means that Loan and Security Agreement, dated as of December 12, 2024 (as amended by the Second Amendment, by and among the Company, the other Credit Parties thereto, the Lenders party thereto and FEAC Agent, LLC, as administrative agent and collateral agreement, as amended from time to time.

b) “Nomination Period” means the period commencing on the date hereof and ending on the earlier of (i) the date that all loans under the Loan Agreement have been paid in full and (ii) the date UTG no longer holds a participation of at least $1,000,000 principal amount of the Term B Loan (as defined in the Loan Agreement; provided, however, that if prior to the earlier of either such date UTG and/or its affiliate have exercised warrants (the “Warrants”) issued on the date hereof to purchase at least 300,000 shares of common stock of the Company, such number of shares to be subject to adjustment in the same manner as set forth in Section 3 of the Warrants (the “Warrant Shares”), the Nomination Period shall continue so long as UTG and or its affiliate collectively continue to hold at least 300,000 Warrant Shares (such number of shares to be subject to adjustment in the same manner as set forth in Section 3 of the Warrants).

c) “Business Day” means any day other than Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law to be closed.

3.Termination.  This Agreement is effective as of the date hereof and shall remain in full force and effect until the end of the Nomination Period. The provisions of this Section 3 and Sections 5 through 11 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party hereto from liability for any breach of this Agreement prior to such termination.

4.Non-Circumvention. Each of the Parties hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement and, subject to the other provisions of this Agreement, take all action as may be reasonably required to protect the rights of the other Party hereto.

5.Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties hereto with respect to such subject matter hereof and thereof and (b) is not intended to and shall not confer upon any Person other than the Parties hereto (and any Person that delivers an executed joinder agreement in accordance with this Agreement) any rights or remedies he

6.Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three (3) Business Days after being mailed by certified or registered mail, return receipt requested and postage prepaid, (c) when received, if sent by overnight delivery service or international courier or (d) when sent, if sent by email; provided that it is followed immediately by confirmation via personal delivery, overnight delivery service or international courier. A Party may change its address or email address for the purposes hereof upon written notice to the other Party hereto. Such notices or other communications shall be sent to each Party as follows:

If to the Company, to:

Xcel Brands, Inc.

550 7th Avenue

11th Floor

New York NY 10018

Attention:  Robert W. D’Loren, Chief Executive Officer

Email:  rdloren@xcelbrands.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Robert J. Mittman, Esq.

Brad L. Shiffman, Esq.

Email:  Robert.mittman@blankrome.com

Brad.shiffman@blankrome.com

If to UTG, to:

UTG Capital, Inc.

26 Wellington Street East, Suite 900

Toronto, ON M5E 1S2

Attention: George Liu

E-mail: George@utg.com

with a copy (which shall not constitute notice) to:

Quarles & Brady LLP

411 East Wisconsin Avenue, Suite 2400

Milwaukee, WI 53202

Attention: Nathan Mathews; Rachel Taylor; Anthony Marino

E-mail: Nathan.Mathews@quarles.com; Rachel.Taylor@quarles.com;

Anthony.Marino@quarles.com

7.Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any Party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the matters contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

8.Governing Law; Jurisdiction.

a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

b)Each of the Parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (“Delaware Courts”), and any appellate court from any decision thereof, in any action arising out of or relating to this Agreement, including the negotiation, interpretation, execution or performance of this Agreement and agrees that all claims in respect of any such action shall be heard and determined in the Delaware Courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement or the negotiation, interpretation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (d) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 6 or in any other manner permitted by applicable law.

c)EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY MATTERS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (1) NEITHER THE OTHER PARTY NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (4) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.Waivers and Amendment. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the Parties hereto, or, in the case of a waiver, by the Party waiving compliance with such provision or term. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the Parties hereto. Any waiver of any provision or term of this Agreement, or any extension in time for performance of such provision or term, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized director or officer of such Party. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

10.Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by e-signature or delivery of.pdf signature pages email) all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original.

11.Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of, and be enforceable by and against, the Parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Party, and any attempted assignment without the prior written consent of the other Party shall be void and have no effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

UTG CAPITAL, INC.

By:	/s/ Chengjin (Alex) Wang
	Name:	Chengjin (Alex) Wang
	Title:	President and Chief Executive Officer